Exhibit 99.1

Exa Reports Third Quarter Fiscal 2016 Financial Results

Revenue Increases 14% on a Constant Currency Basis

Burlington, Mass., December 3, 2015 – Exa® Corporation (NASDAQ: EXA), a leading innovator of simulation software for product engineering, today announced financial results for the third quarter of fiscal 2016, which ended October 31, 2015.

Revenue Summary

	3Q16 (in millions)	3Q15 (in millions)	Growth Rate	Constant Currency Growth Rate
Total Revenue	$17.0	$16.0	6%	14%
License Revenue	$14.0	$12.9	9%	16%
Project Revenue	$3.0	$3.1	-3%	5%

“We delivered a solid third quarter with revenue at the upper end of expectations and adjusted EBITDA well above our guided range as we begin to extract leverage in our operating model. License revenue again grew 16% from the prior year on a constant currency basis, as we continue to realize value from prior technology investments and project activities,” said Stephen Remondi, President and Chief Executive Officer of Exa. “As reflected in our increased profitability expectations for the year, we believe that our continued shifting of resources to focus on supporting and enhancing license growth, combined with the additional leverage we can achieve from new products as a result of our expanded R&D efforts, will enable us to continue to produce improvements in profitability as we look ahead.”

Third Quarter Fiscal 2016 Financial Highlights

Revenue

•	Total revenue for the third quarter of fiscal 2016 was $17.0 million, an increase of 6% compared to $16.0 million in the comparable period in fiscal 2015. On a constant currency basis, total revenue increased 14% when compared with the corresponding period in fiscal 2015.

•	License revenue was $14.0 million for the third quarter of fiscal 2016, compared to $12.9 million in the comparable period in fiscal 2015, representing an increase of 9%, or 16% on a constant currency basis.

•	Project revenue was $3.0 million for the third quarter of fiscal 2016, compared to $3.1 million in the comparable period in fiscal 2015, representing a decrease of 3%, but an increase of 5% on a constant currency basis.

Profitability

•	GAAP loss from operations was $(0.1) million in the third quarter of fiscal 2016, compared to income of $0.3 million in the comparable period in fiscal 2015.

•	Non-GAAP operating income was $0.7 million in the third quarter of fiscal 2016, compared to income of $0.9 million in the comparable period in fiscal 2015.

•	Adjusted EBITDA was $1.5 million in the third quarter of fiscal 2016, compared to $1.6 million in the comparable period in fiscal 2015.

•	GAAP net loss was $(0.4) million in the third quarter of fiscal 2016, compared to income of $0.2 million for the comparable period in fiscal 2015. GAAP net loss per share was $(0.03), based on 14.6 million diluted weighted average shares outstanding, compared to GAAP net income per share of $0.02 for the comparable period in fiscal 2015, based on 14.7 million diluted weighted average shares outstanding.

•	Non-GAAP net income was $0.1 million, or $0.00 per diluted share in the third quarter of fiscal 2016, compared to income of $0.6 million, or $0.04 per diluted share, in the comparable period in fiscal 2015.

Balance Sheet

•	The company had $23.2 million in cash and cash equivalents as of October 31, 2015, compared to $30.4 million as of July 31, 2015.

Business Outlook

Based on information available as of today, Exa is providing fourth quarter and fiscal 2016 guidance as indicated below.

Fourth Quarter Fiscal 2016:

•	Total revenue is expected to be in the range of $17.2 million to $18.4 million.

•	Adjusted EBITDA is expected to be in the range of $0.3 million to $0.7 million.

•	GAAP net loss is expected to be in the range of $(2.4) million to $(2.0) million.

•	Non-GAAP net loss is expected to be in the range of $(2.0) million to $(1.6) million.

•	Basic share count for the fourth quarter is estimated to be 14.6 million shares.

•	Diluted share count for the fourth quarter is estimated to be 14.9 million shares.

Full Year Fiscal 2016:

•	Total revenue is expected to be in the range of $64.4 million to $65.6 million.

•	Adjusted EBITDA is expected to be in the range of $1.9 million to $2.3 million.

•	GAAP net loss is expected to be in the range of $(5.9) million to $(5.5) million.

•	Non-GAAP net loss is expected to be in the range of $(4.2) million to $(3.8) million.

•	Basic share count for the full year is estimated to be 14.5 million shares.

•	Diluted share count for the full year is estimated to be 14.9 million shares.

The above guidance assumes an exchange rate of 1.07 US dollars per Euro and 123.0 Japanese yen per US dollar for fiscal year 2016.

An explanation and reconciliation of historical and forward-looking non-GAAP measures presented above, including revenue on a constant currency basis, adjusted EBITDA and non-GAAP net income (loss), to the comparable GAAP measures is provided below and in the attachments to this press release.

Conference Call Information

What:	Exa’s third quarter fiscal 2016 financial results conference call
When:	Thursday, December 3, 2015
Time:	5:00 p.m. ET
Webcast:	http://investor.exa.com (live and replay)
Live Call:	(877) 878-2664, Domestic
(970) 315-0423, International
Replay:	(855) 859-2056, Passcode 85340019, Domestic
(404) 537-3406, Passcode 85340019, International

Non-GAAP Financial Measures

To supplement our condensed consolidated financial statements, which are presented on a GAAP basis, we disclose revenue on a constant currency basis, non-GAAP operating income, non-GAAP net income, non-GAAP net income per diluted share and Adjusted EBITDA. These non-GAAP measures are not in accordance with, or an alternative for, amounts determined in accordance with generally accepted accounting principles in the United States. The GAAP measure most comparable to revenue on a constant currency basis is GAAP revenue. The GAAP measure most comparable to non-GAAP operating income is GAAP income from operations. The GAAP measure most comparable to Non-GAAP net income and Adjusted EBITDA is GAAP net income. The GAAP measure most comparable to Non-GAAP net income per diluted share is GAAP net income per diluted share. A reconciliation of these non-GAAP financial measures to the corresponding GAAP measure is included below.

We define revenue on a constant currency basis as GAAP revenue, adjusted to reverse the impact of changes in the average exchange rates of currencies in which our international operations generated revenue and incurred expenses.

We define Non-GAAP net income as net income, excluding the after tax impact of non-cash, stock-based compensation expense and the amortization of acquired intangibles. We define EBITDA as net income, excluding depreciation and amortization, interest expense, other income (expense), foreign exchange gain (loss) and provision for income taxes, and we define Adjusted EBITDA as EBITDA, excluding non-cash, stock-based compensation expense.

Our management uses these non-GAAP measures when evaluating our operating performance and for internal planning and forecasting purposes. We believe that these measures help indicate underlying trends in our business, are important in comparing current results with prior period results, and are useful to investors and financial analysts in assessing our operating performance. For example, our international operations generate revenue and incur expenses that are denominated in foreign currencies. These amounts could be materially affected by currency fluctuations. Our principal exposures are to fluctuations in exchange rates for the United States dollar versus the Euro, British pound, Japanese yen, Chinese yuan and Korean won. Changes in currency exchange rates that are beyond our control can significantly affect our consolidated results of operations. We believe that disclosure of our revenue on a constant currency basis is useful as an indicator of demand for our solutions independent of the influence of currency exchange fluctuations. Management considers Adjusted EBITDA to be an important indicator of our operational strength and the performance of our business and a good measure of our historical operating trends. The non-GAAP financial information presented here should be considered in conjunction with, and not as a substitute for, or superior to, the financial information presented in accordance with GAAP and, in particular, should not be considered a measure of our liquidity. There are significant limitations associated with the use of non-GAAP financial measures. Further, these measures may differ from the non-GAAP information, even where similarly titled, used by other companies and therefore should not be used to compare our performance to that of other companies. Investors should carefully consider the attached reconciliation of these non-GAAP financial measures to the comparable GAAP financial measures.

About Exa Corporation

Exa (Nasdaq: EXA) (www.exa.com) Corporation’s visualization and simulation software helps designers and engineers produce better vehicles and equipment. As a design evolves, Exa accurately predicts the performance of that design while providing actionable insight to optimize the performance of the product. With Exa, the need for costly physical prototypes and expensive late-stage changes is reduced. Now, designers and engineers are freed from the risk of producing compromised products that do not meet market and regulatory requirements. Some of the most successful product companies in the world use Exa, including BMW, Delphi, Denso, Fiat Chrysler, Ford, Hino, Honda, Hyundai, Jaguar Land Rover, Kenworth, Komatsu, MAN, Nissan, Peterbilt, Renault, Scania, Toyota, Volkswagen and Volvo Trucks.

Safe Harbor Statement

This press release, including the section entitled “Business Outlook,” contains forward-looking statements describing our expectations concerning future events and our future financial performance. These statements are only predictions and may be inaccurate. Actual events or results may differ materially. In evaluating these statements, you should specifically consider various factors, including the risks outlined under “Risk Factors” in our Annual Report on Form 10-K for the year ended January 31, 2015 and in our other SEC filings. These factors may cause our actual results to differ materially from those described in our forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, our future results, levels of activity, performance or achievements may differ from our expectations. Other than as required by law, we do not undertake a responsibility to update any of the forward-looking statements after the date of this press release, even though our situation may change in the future.

Media Contact:

Michelle Murray-Ross, Exa Corporation

+1 (781) 564-0251

michelle@exa.com

Investor Relations Contact:

Garo Toomajanian, ICR

+1 (781) 564-0337

investor@exa.com

EXA CORPORATION

Condensed Consolidated Balance Sheets

(Unaudited)

(in thousands, except share and per share data)

	October 31, 2015	January 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$23,186	$21,785
Accounts receivable	11,602	27,462
Prepaid expenses and other current assets	2,867	3,098

Total current assets	37,655	52,345
Property and equipment, net	11,194	6,961
Intangible assets, net	2,132	2,395
Deferred tax assets	261	260
Restricted cash	352	525
Other assets	729	567

Total assets	$52,323	$63,053

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,310	$1,620
Accrued expenses	7,067	10,585
Current portion of deferred revenue	15,710	26,863
Current portion of capital lease obligations	2,987	2,390

Total current liabilities	28,074	41,458
Deferred revenue	122	38
Capital lease obligations	3,220	1,602
Deferred rent	2,049	472
Other long-term liabilities	523	592

Total liabilities	33,988	44,162

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.001 par value; 5,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.001 par value; 30,000,000 shares authorized; 14,653,862 and 13,874,744 shares issued, respectively; 14,621,360 and 13,842,242 shares outstanding, respectively	15	14
Additional paid-in capital	91,106	88,181
Accumulated deficit	(72,394)	(68,878)
Treasury stock (32,502 common shares, at cost)	0	0
Accumulated other comprehensive loss	(392)	(426)

Total stockholders’ equity	18,335	18,891

Total liabilities and stockholders’ equity	$52,323	$63,053

EXA CORPORATION

Condensed Consolidated Statements of Operations and Comprehensive (Loss) Income

(Unaudited)

(in thousands, except share and per share data)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2015	2014	2015	2014

Revenue:
License revenue	$13,966	$12,866	$39,185	$36,842
Project revenue	2,998	3,092	8,002	7,729

Total revenues	16,964	15,958	47,187	44,571

Operating expenses (1):
Cost of revenues	5,118	4,562	14,516	13,790
Sales and marketing	2,336	2,442	7,264	7,518
Research and development	6,143	5,462	18,265	15,968
General and administrative (2)	3,456	3,171	9,849	9,510

Total operating expenses	17,053	15,637	49,894	46,786

(Loss) income from operations	(89)	321	(2,707)	(2,215)

Other income (expense), net:
Foreign exchange gain (loss)	51	194	(172)	325
Interest expense	(60)	(88)	(179)	(265)
Interest income	3	3	8	9
Other income, net	6	4	6	7

Total other income (expense), net	0	113	(337)	76

(Loss) income before income taxes	(89)	434	(3,044)	(2,139)
Provision for income taxes	(344)	(214)	(472)	(15,870)

Net (loss) income	$(433)	$220	$(3,516)	$(18,009)

Net (loss) income per share:
Basic	$(0.03)	$0.02	$(0.24)	$(1.31)
Diluted	$(0.03)	$0.02	$(0.24)	$(1.31)
Weighted average shares outstanding used in computing net (loss) income per share:
Basic	14,610,479	13,822,400	14,484,563	13,701,380
Diluted	14,610,479	14,749,825	14,484,563	13,701,380

Comprehensive (loss) income:
Net (loss) income	$(433)	$220	$(3,516)	$(18,009)
Foreign currency translation adjustments	6	(126)	34	(160)

Comprehensive (loss) income	$(427)	$94	$(3,482)	$(18,169)

(1)	Includes stock-based compensation expense as follows:

	Three Months Ended October 31,		Nine Months Ended October 31,
	2015	2014	2015	2014

Cost of revenues	$64	$52	$186	$134
Sales and marketing	117	88	317	249
Research and development	265	200	691	547
General and administrative	215	193	572	473

Total	$661	$533	$1,766	$1,403

(2)	Includes amortization expense related to intangible assets as follows:

	Three Months Ended October 31,		Nine Months Ended October 31,
	2015	2014	2015	2014

General and administrative	$88	$88	$263	$263

EXA CORPORATION

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(in thousands)

	Nine Months Ended October 31,
	2015	2014
Cash flows provided by operating activities:
Net loss	$(3,516)	$(18,009)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	2,487	2,157
Stock-based compensation expense	1,766	1,403
Deferred rent expense	472	(267)
Deferred income taxes	4	15,209
Net change in operating assets and liabilities:
Accounts receivable	15,948	20,432
Prepaid expenses and other current assets	54	258
Other assets	11	(2)
Accounts payable	694	(874)
Accrued expenses	(2,946)	(3,415)
Other liabilities	(69)	(23)
Deferred revenue	(11,007)	(18,942)

Net cash provided by (used in) operating activities	3,898	(2,073)

Cash flows used in investing activities:
Purchases of property and equipment	(1,571)	(684)
Change in restricted cash	173	—

Net cash used in investing activities	(1,398)	(684)

Cash flows used in financing activities:
Proceeds from stock option and warrant exercises	1,168	749
Payments of capital lease obligations	(2,131)	(2,303)

Net cash used in financing activities	(963)	(1,554)

Effect of exchange rate changes on cash and cash equivalents	(136)	(498)

Net increase (decrease) in cash and cash equivalents	1,401	(4,809)

Cash and cash equivalents, beginning of period	21,785	28,753

Cash and cash equivalents, end of period	$23,186	$23,944

Supplemental cash flow disclosures:
Cash paid for interest	$179	$265
Cash paid for income taxes	$1,214	$1,282
Supplemental disclosure of non-cash investing activities:
Acquisition of equipment through capital leases	$4,351	$1,700
Construction costs funded by landlord tenant improvement allowance	$554	—

EXA CORPORATION

Reconciliation of historical Non-GAAP to GAAP measures

(Unaudited)

(in thousands, except per share data)

Adjusted EBITDA:

	Three Months Ended		Nine Months Ended
	October 31,		October 31,
	2015	2014	2015	2014

Net (loss) income	$(433)	$220	$(3,516)	$(18,009)
Add back:
Depreciation and amortization	959	763	2,487	2,157
Interest expense, net	57	85	171	256
Other income, net	(6)	(4)	(6)	(7)
Foreign exchange (gain) loss	(51)	(194)	172	(325)
Provision for income taxes	344	214	472	15,870

EBITDA	870	1,084	(220)	(58)
Stock-based compensation expense	661	533	1,766	1,403

Adjusted EBITDA	$1,531	$1,617	$1,546	$1,345

Non-GAAP operating income (loss):

	Three Months Ended		Nine Months Ended
	October 31,		October 31,
	2015	2014	2015	2014

Operating (loss) income	$(89)	$321	$(2,707)	$(2,215)
Add back:
Stock-based compensation expense	661	533	1,766	1,403
Amortization of acquired intangible assets	88	88	263	263

Non-GAAP operating income (loss)	$660	$942	$(678)	$(549)

Non-GAAP net income (loss):

	Three Months Ended		Nine Months Ended
	October 31,		October 31,
	2015	2014	2015	2014

Net (loss) income	$(433)	$220	$(3,516)	$(18,009)
Add back:
Stock-based compensation expense	661	533	1,766	1,403
Amortization of acquired intangible assets	88	88	263	263
Income tax effect (1)	(265)	(220)	(710)	(583)

Non-GAAP net income (loss)	$51	$621	$(2,197)	$(16,926)

Non-GAAP net income (loss) per diluted share:

	Three Months Ended		Nine Months Ended
	October 31,		October 31,
	2015	2014	2015	2014

Net (loss) income per diluted share (2)	$(0.03)	$0.02	$(0.24)	$(1.31)
Add back:
Stock-based compensation expense	0.05	0.04	0.12	0.10
Amortization of acquired intangible assets	0.01	0.01	0.02	0.02
Income tax effect (1)	(0.02)	(0.02)	(0.05)	(0.04)

Non-GAAP net income (loss) per diluted share (2)(3):	0.00	$0.04	$(0.15)	$(1.24)

(1)	The tax effect of non-cash stock-based compensation expense and non-cash amortization of acquired intangibles is estimated using a blended rate equivalent to our statutory United States federal tax rate and our estimated state tax rate. The tax effect is exclusive of any impact from valuation allowances established against our United States net deferred tax assets and other discrete items. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to our estimated annual tax rates as described above, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.
(2)	Share amounts utilized on a fully diluted basis were approximately 14.6 million and 14.7 million for the three months ended October 31, 2015 and 2014, respectively, and 14.5 million and 13.7 million for the nine months ended October 31, 2015 and 2014, respectively.
(3)	Due to rounding, totals may not equal the sum of line items in the table above.

EXA CORPORATION

Reconciliation of forward looking Non-GAAP to GAAP measures

EBITDA and Adjusted EBITDA:

(in millions)	Three Months Ended January 31, 2016	Year Ended January 31, 2016

Net loss	$(2.4) - (2.0)	$(5.9) - (5.5)
Add back:
Depreciation and amortization	1.0	3.5
Interest expense, net	0.1	0.4
Provision for income taxes	1.1	1.6

EBITDA	(0.2) - 0.2	(0.4) - 0.0
Stock-based compensation expense	0.5	2.3

Adjusted EBITDA	$0.3 - 0.7	$1.9 - 2.3

Non-GAAP net loss:

(in millions)	Three Months Ended January 31, 2016	Year Ended January 31, 2016

Net loss	$(2.4) - (2.0)	$(5.9) - (5.5)
Add back:
Stock-based compensation expense	0.5	2.3
Amortization of acquired intangibles	0.1	0.4
Income tax effect (1)	(0.2)	(1.0)

Non-GAAP net loss	$(2.0) - (1.6)	$(4.2) - (3.8)

(1)	Non-GAAP financial information is adjusted using a blended rate equivalent to our statutory United States federal tax rate and our estimated state tax rate. The tax effect is exclusive of any impact from valuation allowances established against our United States net deferred tax assets and other discrete items. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to our estimated annual tax rates as described above, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.